                            RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                                  P.O. BOX 551
                           WILMINGTON, DELAWARE 19899
                                 (302) 651-7700
                               FAX: (302) 651-7701
                                  WWW.RLF.COM

                                                            Exhibit 5.2 and 23.2

                               December 10, 2002

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
World Financial Center
North Tower - 10th Floor

New York, New York 10281

         Re:      Merrill Lynch Mortgage Investors, Inc.
                  Registration Statement on Form S-3 (File No. 333-_____)

Ladies and Gentlemen:

            We have acted as special Delaware counsel for Merrill Lynch Mortgage Investors, Inc. (the "Registrant") in connection with the Registration Statement on Form S-3 (File No. 333-_____) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $1,000,000.00 aggregate principal amount of Asset Backed Certificates (the "Securities"). Each series of such Securities may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement. This opinion is being delivered to you at your request.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

            (a) The form of Trust Agreement (including the form of Certificate of Trust attached thereto (the "Certificate")) incorporated by reference in the Registration Statement; and

            (b) Forms of the Prospectus and Prospectus Supplement contained in the Registration Statement (collectively, the "Prospectus").

            Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

Merrill Lynch Mortgage Investors, Inc.
December 10, 2002
Page 2

            For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and the Certificate will be duly filed with the Office of the Secretary of State of the State of Delaware and will be in full force and effect, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, and (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. When each Trust Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms; and

            2. When the issuance, execution and delivery of the Securities in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Securities have been duly executed and delivered and sold as described in the Registration Statement, such Securities will be legally and validly issued and the holders of

Merrill Lynch Mortgage Investors, Inc.
December 10, 2002
Page 3


such Securities will be entitled to the benefits provided by the Trust Agreement pursuant to which such Securities were issued.

            The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law with respect to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

                                              Very truly yours,

                                              RICHARDS, LAYTON & FINGER, P.A.

                                          /s/ Richards, Layton & Finger, P.A.

EAM